UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

THE LOVESAC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38555	32-0514958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

421 Atlantic Street, Suite 200,

Stamford, CT 06901

(Address of Principal Executive Offices, and Zip Code)

(888) 636-1223

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	LOVE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 3, 2025, the United States District Court for the District of Connecticut (the “District Court”) issued an order granting preliminary approval of the proposed settlement of the consolidated derivative actions captioned In re the Lovesac Company Derivative Action, Case No. 3:24-cv-01260-VAB (D. Conn.), on the terms set out in the Stipulation of Settlement dated May 19, 2025 (“Stipulation of Settlement” and, with its exhibits, the “Settlement Agreement”). On June 6, 2025, the District Court amended the order granting preliminary approval to adjust certain dates in the prior June 3 order.

Pursuant to the District Court’s amended order granting preliminary approval of the settlement, copies of the (i) Notice of Proposed Settlement of Shareholders Derivative Action and of Hearing (the “Notice”) and (ii) the Summary Notice of Proposed Settlement of Shareholder Derivative Action (the “Summary Notice”) are attached hereto as Exhibits 99.1 and 99.2, respectively. These exhibits are substantially in the forms of the proposed Notice and Summary Notice filed with the District Court as Exhibits D and E to the Stipulation of Settlement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Notice of Proposed Settlement of Shareholders Derivative Action and of Hearing
99.2	Summary Notice of Proposed Settlement of Shareholder Derivative Action
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2025

THE LOVESAC COMPANY

	By:	/s/ Megan C. Preneta
		Name:	Megan C. Preneta
		Title:	Vice President, General Counsel and Secretary

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